EXHIBIT 10.10

SEVERANCE AGREEMENT

(as amended December 31, 2007)

THIS AGREEMENT, dated [            ], is made by and between Barnes Group Inc., a Delaware corporation (the “Company”), and [            ] (the “Executive”), and is amended on December 31, 2007 to read in its entirety as follows.

WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel; and

WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, [            ]; provided, however, that commencing on January 1, [            ] and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.

3. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless the Executive has a Separation from Service following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4. The Executive’s Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive’s employment for any reason.

5. Compensation Other Than Severance Payments.

5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive’s employment is terminated by the Company for Disability; provided, however, that the amounts received under this Section 5.1 shall be reduced by any amounts received by the Executive with respect to the same period of time under any long term disability plan of the Company.

5.2 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

5.3 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

5.4 Upon a Change in Control which occurs during the Term, (A) the Company shall, within five (5) days after such Change in Control, pay to the Executive a lump sum cash amount equal to the product of (i) the target award to which the Executive would have been entitled under each of the Company’s incentive compensation plans, other than an award of the type described in Section 5.4(B) or 5.4(C) hereof (such target award to be determined pursuant to the provisions of each such plan or, if no such provisions exist in the case of any such plan, as determined by the Compensation Committee of the Board, as constituted immediately prior to the Change in Control, in its sole discretion), in respect of the year in which such Change in Control occurs and (ii) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the year in which the Change in Control occurs to the date on which the Change in Control occurs, and the denominator of which shall be twelve (12); (B) all options held by the Executive to acquire Company stock shall immediately become vested and exercisable in full, and all restrictions on restricted Company stock and other Company stock-based awards held by the Executive shall immediately lapse; and (C) the Company shall, within five (5) days after such Change in Control, pay to the Executive a lump sum cash amount equal to the product of (i) the target award to which the Executive would have been entitled for the then uncompleted cycle under the Company’s Long Term Incentive Plan, regardless of whether the Executive is vested in such award, and (ii) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the cycle in which the Change in Control occurs to the date on which the Change in Control occurs, and the denominator of which shall be the total of months in the cycle.

6. Severance Payments.

6.1 Subject to Section 6.2 hereof, if the Executive has a Separation from Service following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, and, in the case of a Separation from Service by the Company, the Executive is willing and able to continue performing services (within the meaning of Treasury Regulation section 1.409A-1(n)(1)), then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. Notwithstanding the foregoing, the Executive shall not be eligible to receive any payment or benefit provided for in this Section 6.1 unless the Executive shall have executed and delivered to the Company within 45 days after the Separation from Service a release (substantially in the form of Exhibit A hereto) in favor of the Company and others set forth on said Exhibit A, relating to all claims or liabilities of any kind relating to the Executive’s employment and termination of employment with the Company, and the Executive shall not have revoked such release within 7 days after executing it. Any payments and benefits that, but for the preceding sentence, would be paid or provided pursuant to this Section 6.1 before the 8th day after the Executive executes the release shall be paid or provided on the 10th business day after the Executive executes the release, provided that the Executive did not revoke it.

(A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive within five (5) days of such Separation from Service an amount, in cash, equal to 2 times the sum of (i) the Executive’s base salary as in effect immediately prior to the Separation from Service or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the highest of (a) the average annual bonus earned by the Executive in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Separation from Service, (b) the average annual bonus earned by the Executive in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Change in Control or (c) the target bonus in respect of the fiscal year in which occurs the Separation from Service.

(B) For the twenty-four (24) month period immediately following the Separation from Service, the Company shall cause the Executive to continue to participate in all employee pension and welfare benefit plans (including, but not limited to, the Company’s executive life insurance plan) in which the Executive was participating immediately prior to the Separation from Service (or, if more favorable to the Executive, immediately prior to the Change in Control) and to continue to receive such other benefits and perquisites as the Executive was receiving immediately prior to the Separation from Service (or, if more favorable to the Executive, immediately prior to the Change in Control); provided, however, that neither the Company nor any affiliate shall be required by virtue of this Section 6.1(B) to grant stock options or other stock-based awards to the Executive during such period. To the extent such participation in any such plan is barred or otherwise not feasible, the Company shall arrange to provide substantially similar benefits to the Executive (and, if applicable, the Executive’s dependents) outside such plan. Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the twenty-four (24) month period following the Separation from Service (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive). If the Severance Payments shall be decreased pursuant to Section 6.2 hereof, and the Section 6.1(B) benefits are thereafter reduced pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Executive in cash the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

(C) Within five (5) days of such Separation from Service, the Company shall pay to the Executive a lump sum cash amount (the “Pro-Rata Bonus”) equal to the product of (i) the target award to which the Executive would have been entitled under each of the Company’s incentive compensation plans, other than an award of the type described in

Section 5.4(B) or 5.4(C) hereof (such target award to be determined pursuant to the provisions of each such plan or, if no such provisions exist in the case of any such plan, as determined by the Board in its sole discretion), in respect of the year in which such Separation from Service occurs and (ii) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the year during which such Separation from Service occurs to the date on which such Separation from Service occurs, and the denominator of which shall be twelve (12); provided, however, that if such Separation from Service occurs during the same year in which the Change in Control occurs, the Pro Rata Bonus shall be offset by any payments received by the Executive pursuant to Section 5.4(A) hereof.

6.2 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive’s employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called “Total Payments”) would be subject (in whole or part), to the Excise Tax, then, the cash Severance Payments shall first be reduced, and the other payments and benefits hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (A) is greater than or equal to (B), where (A) equals the reduced amount of such Total Payments minus the aggregate amount of federal, state and local income taxes on such reduced Total Payments and (B) equals the unreduced amount of such Total Payments minus the sum of (1) the aggregate amount of federal, state and local income taxes on such Total Payments and (2) the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments; provided, however, that the Executive may elect to have the other payments and benefits hereunder reduced (or eliminated) prior to any reduction of the cash Severance Payments.

(B) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm

(the “Auditor”) which was, immediately prior to the Change in Control, the Company’s independent auditor, does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

(C) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). If the Executive objects to the Company’s calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive reasonably determines is necessary to result in the proper application of subsection A of this Section 6.2.

6.3 The payments provided in subsections (A) and (C) of Section 6.1 hereof shall be made not later than the fifth (5th) day following the Separation from Service; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Separation from Service. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).

7. Termination Procedures and Compensation During Dispute.

7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

7.2 Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) nor more than sixty (60) days and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, from the date such Notice of Termination is given).

7.3 Dispute Concerning Termination. If any Notice of Termination is given by the Company at a time when the Executive is willing and able to continue performing services, and the Company does not have Cause for termination, or is given by the Executive for Good Reason, and within 15 days after such Notice of Termination is given or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator; provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation plans in which the Executive was participating when the notice giving rise to the dispute was given until the Date of Termination, as determined in accordance with Section 7.3 hereof, and continue the Executive as a participant in all benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given for an additional period beginning on expiration of the 24 month period referred to in Section 6.1(B) hereof equal to the period from the date when the notice giving rise to the dispute was given until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

8. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9. Successors; Binding Agreement.

9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect,

by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination, and except that the preceding provisions of this sentence shall not apply unless (A) the Executive notifies the Company that such failure has occurred within 90 days of the initial occurrence of such failure or, if later, within 90 days after the Executive first knows or should know of such failure (which notification may but need not be in the form of a Notice of Termination given in respect of such failure), (B) such failure is not corrected within 30 days after the Executive so notifies the Company, and (C) the Executive terminates employment (i.e., has a Separation from Service) after such 30 day period, within 2 years following the initial occurrence of such failure, and before the expiration of the Term.

9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Barnes Group Inc.

123 Main Street

P.O. Box 489

Bristol, CT 06011-0489

Attention: [                    ]

__________________

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. Notwithstanding the preceding sentence, the Company may unilaterally amend this Agreement in whole or in part before a Change in Control or Potential Change in Control occurs and on or before December 31, 2008 or such later date (if any) to which the December 31, 2008 documentary compliance date set forth in paragraph .01 of Section 3 of IRS Notice 2006-79 as modified by Section 3.01(B)(1) of IRS Notice 2007-86 is hereafter extended, in such respects as the Company may determine to be to be necessary, advisable or expedient to plan for, respond to, comply with or reflect Section 409A of the Code, and the Executive hereby consents to any amendments that the Company may be make pursuant to this sentence. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

11.1. Section 409A.

(A) The Executive’s right to any series of installment payments, including without limitation taxable benefits, that are to be paid or provided under this Agreement and that is eligible to be treated as a right to a series of separate payments under Treasury Regulation section 1.409A-2(b)(2)(iii), including in particular but not limited to the Executive’s right to the series of benefits under Section 6.1(B) and to the series of salary and benefits under Section 7.4, shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code, including without limitation for purposes of the short-term deferral rule set forth in Treasury Regulation section 1.409A-1(b)(4).

(B) Any provision of this Agreement to the contrary notwithstanding, if the Executive is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of Separation from Service, any payment or benefit to be paid or provided pursuant to this Agreement that constitutes deferred compensation that is subject to Section 409A of the Code and that is payable on account of Separation from Service during the six month period following Separation from Service shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service (or, if earlier, within 14 days after the death of the Executive). The preceding sentence shall not apply to any payment or benefit that is not subject to Section 409A of the Code as a result of Treasury Regulation Section 1.409A-1(b)(4) (relating to short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (relating to separation pay plans), or otherwise.

(C) Any provision of this Agreement to the contrary notwithstanding, the Company does not represent, warrant or guarantee that the payments and benefits that may be paid or provided pursuant to this Agreement will not be includible in the Executive’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code, nor does the Company make any other representation, warranty or guaranty to the Executive as to the tax consequences of this Agreement.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14. Settlement of Disputes; Arbitration.

14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.

14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Hartford, Connecticut in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. The arbitrator shall have the authority to require that the Company reimburse the Executive for the payment of all or any portion of the legal fees and expenses incurred by the Executive in connection with such dispute or controversy. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive’s right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

(A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(B) “Auditor” shall have the meaning set forth in Section 6.2 hereof.

(C) “Base Amount” shall have the meaning set forth in section 280G(b)(3) of the Code.

(D) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(E) “Board” shall mean the Board of Directors of the Company.

(F) “Cause” for termination by the Company of the Executive’s employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, (ii) the engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise or (iii) the Executive’s conviction for the commission of (a) a felony or (b) any other crime involving moral turpitude. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company.

(G) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the

Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(H) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(I) “Company” shall mean Barnes Group Inc. and, except in determining under Section 15(E) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(J) “Date of Termination” shall have the meaning set forth in Section 7.2 hereof.

(K) “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.

(L) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(M) “Excise Tax” shall mean any excise tax imposed under section 4999 of the Code.

(N) “Executive” shall mean the individual named in the first paragraph of this Agreement.

(O) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act, if the Executive notifies the Company that such act or failure to act has occurred within 90 days of the initial occurrence of such act or failure to act (which notification may but need not be in the form of a Notice of Termination given in respect of such act or failure to act), and if such act or failure to act is not corrected within 30 days after the Executive so notifies the Company:

(I) the assignment to the Executive of any duties inconsistent with the Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change in Control;

(II) a reduction by the Company in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(III) the relocation of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(IV) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

(P) “Notice of Termination” shall have the meaning set forth in Section 7.1 hereof.

(Q) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Barnes family (by blood or marriage) or any entity for the benefit of, or controlled by, a member of the Barnes family (by blood or marriage), (ii) the Company or any of its subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(R) “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(S) “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees.

(S.1) “Separation from Service” means a separation from service with the Company within the meaning of Treasury Regulation Section 1.409A-1(h).

(T) “Severance Payments” shall have the meaning set forth in Section 6.1 hereof.

(U) “Tax Counsel” shall have the meaning set forth in Section 6.2 hereof.

(V) “Term” shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

(W) “Total Payments” shall mean those payments so described in Section 6.2 hereof.

IN WITNESS WHEREOF, the parties have amended this Agreement to read as set forth above on December 31, 2007.

BARNES GROUP INC.

By:
Name:
Title:

Name
EXECUTIVE

Address: (Home)

(Please print carefully)

EXHIBIT A - COMPLETE AND PERMANENT RELEASE

TO:	(the “Executive”)
DATE:

The Executive is hereby offered severance payments and benefits in accordance with and subject to the terms of the Severance Agreement between the Executive and the Company (the “Agreement”) dated as of             , as amended December 31, 2007, in consideration of the Executive’s execution and return of this Complete and Permanent Release (the “Release”).

The Executive’s severance payments and benefits pursuant to the Agreement will commence ten (10) business days after the execution and return to the Company of this Release, but no sooner than the date of Separation from Service, provided that the Executive has not revoked this Release as hereinafter described. The Executive has seven (7) calendar days from the date that the Executive signs this Release to revoke this Release by giving written notice of the Executive’s intent to do so to the Company. This Release shall not become effective or enforceable until this seven (7) day period has expired. If the Executive revokes this Release, the Executive will not receive the severance payments and benefits described in the Agreement.

By signing below, the Executive agrees that execution of this Release operates to, and hereby does, release the Company, its subsidiaries and affiliates, its (and its subsidiaries’ and affiliates’) present or former employees, officers, directors, shareholders, representatives and agents (the “Released Parties”) from all claims or demands (the “Claims”) the Executive has had, presently has or may have, based on the Executive’s employment with the Company or the termination of that employment, including any rights or claims the Executive may have based on any facts or events, whether known or unknown by the Executive, including, without limitation, a release of any rights or claims the Executive may have based on the Civil Rights Act of 1966, as amended; the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990; the Equal Pay Act of 1963; any and all laws of any state concerning wages, employment and discharge; any state or local municipality fair employment statutes or laws; or any other law, rule, regulation or ordinance pertaining to employment, terms and conditions of employment, or termination of employment; provided, however, that execution of this Release shall not adversely affect (i) the Executive’s rights to receive benefits under the employee benefit plans and arrangements of the Company, following termination of the Executive’s employment; (ii) the Executive’s rights under the Agreement; or (iii) the Executive’s rights to indemnification under applicable law, the Certificate of Incorporation or by-laws of the Company or any agreement between the Executive and the Company. The Executive is advised to consult with an attorney before signing the Release.

The Executive has forty-five (45) calendar days from the date of Separation from Service (as defined in the Agreement) in which to sign and return this Release to the Company.

For the Company:

ACCEPTED THIS              DAY OF             ,

Executive

22